Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statement Nos. 333-31366 and 333-168758 on Form S-8 of our report dated June 22, 2023, which appears in this annual report on Form 11-K of the HNI Corporation Profit Sharing Retirement Plan for the year ended December 31, 2022. /s/ Baker Tilly US, LLP Minneapolis, Minnesota June 22, 2023 Baker Tilly US, LLP, trading as Baker Tilly, is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2020-2022 Baker Tilly US, LLP